                                     FORM 4
                               CONTINUATION SHEET
Item 1: Questor Partners Fund II, L.P. (Designated Filer)
Item 2: Aegis Communications Group, Inc. (AGIS)
Item 3: August 19, 2005
                             EXPLANATION OF RESPONSE
        01: On August 19, 2005, Questor Partners Fund II, L.P., a Delaware
        limited partnership ("Questor Partners II"), sold 6,261,442 shares of common stock, par value $.01 per share ("Common Stock"), of Aegis
        Communications Group, Inc. (the "Company"), Questor Side-by-Side
        Partners II, L.P., a Delaware limited partnership ("Questor SBS II"), sold 241,297 shares of Common Stock, and Questor Side-by-Side Partners
        II 3(c)(1), L.P., a Delaware limited partnership ("Questor 3(c)(1)", and, together with Questor Partners II and Questor SBS II, the "Questor
        Funds"), sold 97,261 shares of Common Stock. Immediately following this sale, Questor Partners II was the direct beneficial owner of 74,006,470 shares of Common Stock, Questor SBS II was the direct beneficial owner of 2,851,987 shares of Common Stock, and Questor 3(c)(1) was the direct beneficial owner of 1,149,550 shares of Common Stock. Each of the
        Questor Funds disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein. The general partner of Questor Partners II is Questor General Partner II,
        L.P., a Delaware limited partnership ("QGP II"). The general partner of
        QGP II, Questor SBS II and Questor 3(c)(1) is Questor Principals II,
        Inc., a Delaware corporation ("Questor Principals"). Questor Management
        Company LLC, a Delaware limited liability company ("Questor Management", and, together with the Questor Funds, QGP II and Questor Principals, the
        "Questor Entities"), conducts the day-to-day management of the Questor
        Entities. QGP II, Questor Principals and Questor Management may be
        deemed to have indirect beneficial interests in the securities reported herein. Each of QGP II, Questor Principals and Questor Management
        disclaims beneficial ownership of the securities reported herein except to the extent of its pecuniary interest therein, if any. The controlling shareholder of Questor Principals and the ultimate controlling holder of membership interests of Questor Management is Mr. Jay Alix. Mr. Alix may
        be deemed to have indirect beneficial interests in a portion of the securities reported herein as a result of his ownership interests in the
        Questor Entities. Mr. Alix disclaims beneficial ownership of the securities reported herein except to the extent of his pecuniary interest therein.
                                     FORM 4
                               CONTINUATION SHEET
Item 1: Questor Partners Fund II, L.P. (Designated Filer)
Item 2: Aegis Communications Group, Inc. (AGIS)
Item 3: August 19, 2005
                             JOINT FILER INFORMATION
        The following entities are jointly filing this Form 4 with Questor
        Partners Fund II, L.P.: (1) Questor Side-by-Side Partners II, L.P.
                103 Springer Building, 3411 Silverside Road, Wilmington,
                DE 19810
        (2)     Questor Side-by-Side Partners II 3(c)(1), L.P.
                103 Springer Building, 3411 Silverside Road, Wilmington,
                DE 19810
        (3)     Questor General Partner II, L.P.
                103 Springer Building, 3411 Silverside Road, Wilmington,
                DE 19810
        (4)     Questor Principals II, Inc.
                103 Springer Building, 3411 Silverside Road, Wilmington,
                DE 19810
        (5)     Questor Management Company LLC
                2000 Town Center, Suite 2450, Southfield, MI 48075
        (6)     Mr. Jay Alix
                2000 Town Center, Suite 2450, Southfield, MI 48075
                                     FORM 4
                               CONTINUATION SHEET
Item 1: Questor Partners Fund II, L.P. (Designated Filer)
Item 2: Aegis Communications Group, Inc. (AGIS)
Item 3: August 19, 2005
                                 SIGNATURE PAGE
QUESTOR PARTNERS FUND II, L.P.            QUESTOR SIDE-BY-SIDE PARTNERS II, L.P.
a Delaware limited partnership            a Delaware limited partnership
By: Questor General Partner II, L.P.      By: Questor Principals II, Inc.
    its General Partner                       its General Partner
By: Questor Principals II, Inc.
    its General Partner
                                          By:             *
                                              -------------------------
By:             *
    -------------------------
QUESTOR SIDE-BY-SIDE PARTNERS II          QUESTOR GENERAL PARTNER II, L.P.
3(C)(1), L.P.                             a Delaware limited partnership
a Delaware limited partnership
                                          By:  Questor Principals II, Inc.
By: Questor Principals II, Inc.                its General Partner
    its General Partner
                                          By:             *
By:             *                             -------------------------
    -------------------------
QUESTOR PRINCIPALS II, INC.               QUESTOR MANAGEMENT COMPANY LLC
a Delaware limited partnership            a Delaware limited liability company
By:             *                         By:             **
    -------------------------                 -------------------------
            ***
-------------------------
Jay Alix

/s/Robert D. Denious
-------------------------
Robert D. Denious
        Robert D. Denious is signing in the following capacities:
          *  As Managing Director of Questor Principals II, Inc.
         **  As Managing Director of Questor Management Company LLC
        ***  As Attorney-in-Fact